                                                                   EXHIBIT 10.54

                                   AGREEMENT

                                    BETWEEN

                         COGEN TECHNOLOGIES NJ , INC.

                                  ("SELLER")

                                      AND

                                 IMTT-BAYONNE

                                   ("BUYER")

                     FOR THE SALE OF STEAM AND ELECTRICITY

                                     FROM

                             A COGENERATION PLANT

                              JUNE 13, 1985

                               TABLE OF CONTENTS

ARTICLE     TITLE                                                  PAGE
-------     -----                                                  ----
  1         Definitions                                              1
  2         General Description                                      3
  3         Sale of Steam                                            4
  4         Sale of Electricity                                      6
  5         Respective Rights and Obligations of Parties             9
  6         Measurement and Metering                                12
  7         Billing and Records                                     13
  8         Taxes                                                   15
  9         Land Rights                                             15
 10         Term                                                    16
 11         Eminent Domain                                          16
 12         Force Majeure                                           17
 13         Liability                                               18
 14         Insurance                                               21
 15         Breach of Contract                                      22
 16         Termination for Breach                                  25
 17         Notice and Service                                      25
 18         Amendments                                              27
 19         Successors and Assigns                                  27
 20         Choice of Law                                           27
 21         Severability and Renegotiation                          28
 22         Other Agreements                                        28
 23         Captions                                                29

        AGREEMENT entered into this 13th day of June, 1985, by and between Cogen Technologies NJ, Inc., a Delaware corporation ("Seller"), and IMTT-Bayonne, a Delaware partnership ("Buyer").

        WHEREAS, Buyer owns and operates a Tank Terminal Facility located at Bayonne, New Jersey ("Buyer's Plant" or "Plant"), which Plant utilizes steam and electricity for industrial purposes;

        WHEREAS, Buyer finds it necessary to assure itself of a constant supply of steam and electricity to maintain operation of its Plant;

        WHEREAS, Seller plans to construct and operate a facility for the cogeneration of steam and electricity on premises leased from Buyer pursuant to the Lease Agreement;

        WHEREAS, Buyer desires to purchase all of its steam requirements for the operation of its Plant from Seller;

        WHEREAS, the Parties desire to agree on certain terms and conditions concerning the purchase of electricity by Buyer from Seller; and

        WHEREAS, the Parties desire to set forth in writing their respective rights and obligations with respect to the matters set forth above;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          The following terms when used herein shall have the following meanings, unless a different meaning shall be expressly stated or shall be apparent from the context:

          1.1. "Alternate Source of Power" or "Alternate Power Supplier" means any source other than Seller from which Buyer may, from time to time during the effective existence of this Agreement, obtain electrical power.

          1.2. "Agreement" or "Steam Sales Agreement" means this contract, including all exhibits and amendments thereto that may be made from time to time.

          1.3. "Annual Period" means any one of a succession of consecutive 12-month periods, the first of which shall begin on the Initial Delivery Date, if such Date is the first day of a calendar month, or otherwise on the first day of the month immediately following the month in which the Initial Delivery Date occurs.

          1.4.  "Btu" means British Thermal Unit.

          1.5. "Buyer's Plant" or "Plant" means the Buyer's Tank Terminal Facility located at Bayonne, New Jersey, and all appurtenant property owned or leased by Buyer at that location, including Buyer's steam supply system beginning at the Point(s) of Delivery.

          1.6. "Buyer's Steam Producing Facilities" means the existing boiler and appurtenant structures and equipment located at Buyer's Plant and presently operated by Buyer for the purpose of producing steam for industrial use purposes at Buyer's Plant.

          1.7. "Cogeneration Facility" or "Seller's Facility" means the boiler, turbiner generator and all appurtenant structures, equipment and real property interests owned or leased and operated by Seller for the purpose of producing steam and electricity.

          1.8. "Electrical Interconnection Facilities" means all facilities required to be installed solely to interconnect and deliver power from Seller's facilities to Buyer's electrical system, including but not limited to, the system protection equipment, connection transformation, switching, metering, safety and communications equipment and any other system additions or reinforcements that are reasonably required for interconnected operation.

          1.9. "Excess Steam Requirements" means Buyer's steam requirements for Buyer's Plant in excess of the Maximum Steam Production of the Cogeneration Facility.

          1.10. "Initial Delivery Date" means that day that Seller actually delivers or is capable of and offers to deliver Steam to Buyer regardless of whether Buyer accepts such delivery, or the lst day of June, 1987, whichever date is earlier.

          1.11.  "K lbs." means 1,000 pounds of steam mass.

          1.12.  "kwh" means killowatt hours of electricity.

          1.13. "Lease" or "Lease Agreement" means that certain Lease Agreement between Seller, Buyer and Bayonne Industries, Inc., dated 13 day of June, 1985 (a copy of which is attached hereto as Exhibit 1).

          1.14. "Maximum Steam Production" means the maximum amount of steam that Seller is obligated to produce at the Cogeneration Facility for sale to Buyer pursuant to Section 3.1.A of this Agreement which maximum amount is agreed to be 57,000 lbs. of steam per hour on a twenty-four (24) hour per day, seven (7) day per week basis, all steam shall be at a pressure of not less than 155 p.s.i.g., saturated when delivered to Buyer's Points of Delivery.

          1.15. "Operate" means to provide the engineering, purchasing, repair, supervision, training, inspection, testing, protection, operation, use, management, replacement and maintenance of and for the Cogeneration Facility and/or Buyer's Plant in accordance with applicable industry standards and good engineering practices.

          1.16. "Party" or "Parties" means the signatories to this Agreement and their successors and assigns.

          1.17. "Point(s) of Delivery" means any point or points where Seller's steam supply system connects to Buyer's steam pipeline.

          1-18.  "p.s.i.g." means pound per square inch gauge.

          1.19. "Steam Interconnection Facilities" means those facilities required for the receipt or delivery of steam at Buyer's Points of Delivery, including service stop valves, meter stop valves, primary and secondary service pressure reducing valves, meter supports, protection devices, meters, pipe systems, pipelines and other facilities required to connect the Plant to the Seller's Facility in order to effectuate the purposes of this Agreement.

                                 ARTICLE 2

                           GENERAL DESCRIPTION

          Subject to the terms and conditions set forth in this

Agreements, the Parties hereby agree that: (1) Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller all of Buyer's requirements for steam at Buyer's Plants, up to the Maximum Steam Production; and (2) Buyer agrees to purchase such quantities of electricity from Seller as Buyer may require, when called upon to do so, from time to time, by Seller.

                                   ARTICLE 3

                                 SALE OF STEAM

          3.1. General.

          A. Seller's Furnishing of Maximum Steam Production

          Commencing with the Initial Delivery Date and thereafter during the Term of this Agreement, Seller shall furnish and sell to Buyer and Buyer shall purchase and receive from Seller any and all steam required at Buyer's Plant, up to the Maximum Steam Production.

          B. Buyer's Minimum Steam Purchases

          For each of the first four (4) Annual Periods under this Agreements, pursuant to Section 3.1.A Buyer shall purchase from Sellers, or pay Seller for if tendered by Seller and not taken by Buyer, a minimum of One Hundred Twenty Thousand (120,000) K lbs. of steam produced by the Cogeneration Facility.

          C. Buyer's Excess Steam Requirements

          Should the steam requirements at Buyer's Plant exceeds, for any reasons, the Maximum Steam Production to be sold to Buyer pursuant to Section 3.1.A, Buyer shall acquire its Excess Steam Requirements exclusively from Seller to the extent that Seller is capable of meeting Buyer's Excess Steam Requirements.

          3.2. Monthly Steam Charge.

          For all steam delivered to Buyer pursuant to Section 3.1 Buyer shall pay Seller a Monthly Steam Charge as determined by Exhibit 2 to this Agreement.

          3.3. Seller's Inability to Furnish Steam.

          Should Seller at any time not be capable of meeting any portion of Buyer's requirements for steam Buyer shall be free to obtain any and all additional steam necessary to fill its requirements from any source and in any manner chosen by Buyer, for so long as Seller remains incapable of meeting such requirements.

          3.4. Quality of Steam.

          All steam delivered to Buyer by Seller shall be at a pressure of not less than 155 p.s.i.g., saturated, when delivered to Buyer at the Point of Delivery.

          3.5. Buyer's Steam Producing Facilities.

          A. Commencing upon the Initial Delivery Date and thereafter during the Term of this Agreement, Seller shall, at its sole expense maintain Buyer's
Steam Producing Facilities in good operating condition and in compliance.with all applicable and duly adopted laws, ordinances, rules and regulations of public authorities and in conformity with all safety codes and recognized Industry Safety Standards and guidelines and further subject to any other reasonable requirements Buyer may from time to time impose. Buyer, however, will retain the sole right to fire and operate Buyer's Steam Producing Facility.

          B. Buyer shall be entitled to terminate Seller's authority and responsibility with respect to Buyer's Steam Producing Facilities under Article 3.5.A. at any time, without cause, upon written notice to Seller. In the event of such termination Buyer shall be entitled to a credit against the Monthly Steam Charger which credit shall be determined in accordance with Article 3.2 and Exhibit 2, Addendum 4.

          C. If at any timer by reason of Seller's failure to furnish steam in accordance with the Agreement, Buyer is required to produce steam by utilization of Buyer's Steam Producing Facility, then Buyer shall be entitled to a credit against the Monthly Steam Charge, which credit shall be determined in accordance with Article 3.2 and Exhibit 2, Addendum 5.

          3.6.  Seller's Compliance with Applicable Laws and Regulations.

          Seller's sale of steam to Buyer shall be subject to all local, county, state and federal laws and regulations and further subject to all actions and authority of any Regulatory Commission or body governing same,

                                 ARTICLE 4

                            SALE OF ELECTRICITY

          4.1.  General.

          A. Commencing with the Initial Delivery Date and thereafter during the term of this Agreement, Seller shall have the option to require Buyer to purchase from Seller electricity, produced by the Cogeneration Facility, for use at Buyer's Plant, in lieu of purchases of electricity by Buyer from third parties. Seller shall have sole discretion to determine the times and amounts of such purchases of electricity by Buyer; provided, however, that (1) Seller shall not require Buyer to purchase from Seller more than the maximum electrical power needs of Buyer's Plant, as determined by Buyer; and (2) Seller's establishment of the times and amounts of Buyer's purchases shall not interfere with nor adversely affect Buyer's operation of its Plant.

          B. Seller shall, during all times that Seller elects to require Buyer to purchase electricity from Seller pursuant to Section 4.1.A, deliver to Buyer all of the electricity Buyer requires at its Plant; all electricity so purchased shall be delivered to the same points of delivery used by Buyer's then current Alternate Power Supplier and shall be at the same voltage as delivered by Buyer's then Current Alternate Power Supplier.

          C. Seller's determination of the times for Buyer's purchases of electricity shall afford Buyer sufficient opportunity to coordinate such purchases with Buyer's then current Alternate Power Supplier so that Buyer will have ample time to transfer to Seller's electrical service with the assistance and cooperation of Buyer's then current Alternate Power Suppliers, such that Buyer shall suffer no interruption of electrical service at any time.

          D. During all times that Seller elects to require Buyer to purchase electricity from Seller pursuant to Section 4.1.A, Seller shall not cease delivery of electricity to Buyer until such time as Buyer has completed transfer from Seller's electrical service to another Alternate Power Supplier of Buyer's choice.

          E. Seller shall at all times at its sole cost and responsibility construct, own, operate and maintain all facilities, equipment and appurtenances necessary for Buyer to transfer, without interruption in electrical service, from its then current Alternate Power Supplier to Seller's electrical service and to transfer, without interruption in electrical service, back to the nearest reasonable Alternate Power Supplier of Buyer's choice.

          F. Notwithstanding anything herein to the contrary, Buyer shall not be required to purchase any electricity under this Agreement unless and until Buyer is completely satisfied with the capability of Seller's facility, equipment and appurtenances to allow Buyer to transfer back and forth from Seller's electrical service to any Alternate Power Supplier of Buyer's choice, with no interruption of electrical service at any time.

          4.2. Notice.

          Seller shall give reasonable notice to Buyer, in writing, of the time at which Seller shall elect to require Buyer to purchase electricity from Seller pursuant to Section 4.1. Such notice shall include reasonably specific indications of (1) the period during which Seller shall require Buyer to purchase electricity from Sellers, and (2) the amount of electricity Seller shall require Buyer to purchase from Seller during such period.

          4.3. Monthly Electricity Charge.

          For each month in which Buyer purchases electricity from Seller pursuant to Section 4.1, Buyer shall pay Seller a Monthly Electricity Charge which shall be equal to (1) the applicable tariff rate per kwh of electricity that Buyer would have paid its Alternate
Power Supplier for electricity purchased during that month, multiplied by (2) the quantity of kwh of electricity purchased by Buyer from Seller, minus (3) any standby or tie-in charge paid by Buyer during such month to its Alternate Power Supplier or any other cost incurred by Buyer during such month in maintaining the ability to purchase electricity from its Alternate Power Supplier. Notwithstanding the preceding sentence, at no time shall Buyer be charged a rate per kwh of electricity which is above the lowest rate charged by Seller to any other purchaser of electricity from Seller, excluding sales to electric utilities.

          4.4. Seller's Inability to Furnish Electricity.

          Notwithstanding anything hereinabove to the contrary, should Seller at any time not be capable of meeting Buyer's requirements for electricity, Buyer shall have the right to terminate Seller's rights under
Section 4.1 and obtain electricity necessary to fill its requirements from any source and in any manner it may choose.

          4.5  Seller's Compliance with Applicable Laws and Regulations.

          Seller's sale of electricity to Buyer shall be subject to all local, county, state and federal laws and regulations and further subject to all actions and authority of any Regulatory Commission or body governing same as well as any requirements, restrictions or limitations imposed by Buyer's then current Alternate Power Supplier.

                                   ARTICLE 5

                 RESPECTIVE RIGHTS AND OBLIGATIONS OF PARTIES

          5.1. Rights and Obligations of Seller.

          Seller shall:

          A. Have the right to sell any and all steam produced at the Cogeneration Facility (1) in excess of the Maximum Steam Production, or (2) any steam offered to but not purchased by Buyer to any other person on such terms and conditions as Seller and such person shall agree without interference by Buyer except that such sale shall not be conducted in such manner as to interfere with Buyer's steam purchases pursuant to Section 3.1.A or with Buyer's operation of its Plant and not to create any risk of injury or damage to any person or property beyond normal risk associated with operation of the Facility in accordance with applicable industry standards and good engineering practices.

          B. Construct, own, operate and maintain all Steam Interconnection Facilities necessary for the delivery of steam (1) from Seller's Facility to and including the Buyer's Points of Delivery, and (2) from Seller's Facility to and including points of delivery to steam delivery systems maintained by other purchasers of steam from Seller provided such facilities are operated and maintained in such manner as not to interfere with Buyer's operation of its Plant and not to create any risk of injury or damage to any person or property beyond normal risks associated with operation of the Facility in accordance with applicable industry standards and good engineering practices.

          C. Have the right to sell electricity generated at the Cogeneration Facility to any person on such terms and conditions as Seller and such person shall agree, without interference by Buyer, provided such generation and sale is conducted in such manner as not to interfere with Buyer's operation of its Plant and not to create any risk of injury or damage to any person or property beyond normal risks associated with operation of the Facility in accordance with applicable industry standards and good engineering practices;

          D. Construct, own, operate and maintain all Electrical
Interconnection Facilities and all other electrical interconnection or transmission facilities necessary to deliver electricity from the Cogeneration Facility to the persons to whom such electricity is sold, provided such facilities are operated and maintained in such manner as not to interfere with Buyer's operation of its Plant and not to create any risk of injury or damage to any person or property beyond normal risks associated with operation of the Facility in accordance with applicable industry standards and good engineering practices;

          E. Construct, own, operate and maintain such Electrical Interconnection Facilities as shall be necessary to accept delivery of electricity to the Cogeneration Facility provided such facilities are operated and maintained in such manner as not to interfere with Buyer's operation of its Plant and not to create any risk of injury to any person or property beyond normal risks associated with operation of the Facility in accordance with applicable industry standards and good engineering practices;

          F. Obtain and maintain all necessary government authorizations, licenses and permits for the operation of the Cogeneration Facility, and operate the Cogeneration Facility in compliance with all such authorizations, licenses and permits; and

          G. Operate and maintain the Cogeneration Facility at all times in compliance with all applicable and duly adopted laws, ordinances, rules and regulations of public authorities and in conformity with all safety codes and recognized Industry Safety Standards and guidelines applicable to the operation of the Cogeneration Facility.

          5.2. Rights and Obligations of Buyer.

          Buyer shall:

          A. Have the right to operate its Plant without interference from Seller;

          B. Operate and maintain its Plant at all times in such condition that such operation will be safe to persons and property and the safe and normal operation of Seller's Facility is not affected;

          C. Own, operate and maintain all Steam Interconnection Facilities necessary for the receipt of steam from the Point(s) of Delivery to its Plant; and

          D. Obtain and maintain all necessary government authorizations, licenses and permits for the operation of its Plant and shall operate its Plant in compliance with all such authorizations, licenses and permits.

                                 ARTICLE 6
                        MEASUREMENT AND METERING

          For the purposes of this Agreement, steam shall be measured in units of K lbs. of steam mass, and electricity shall be measured in units of kwh. All steam and electricity sold and delivered hereunder by Seller to Buyer shall be measured, monitored and recorded, by both

Parties, in conformity and compliance with normally accepted industry standards.

                                 ARTICLE 7

                            BILLING AND RECORDS

          7.1. Billing.

          A.  Monthly Bill

          On or before the tenth (10) day of each month, Seller shall prepare and deliver to Buyer a statement setting forth the Monthly Steam Charge and the Monthly Electricity Charge, if any, for the preceding month. The billing statement shall also set forth the amount of steam and electricity actually taken by Buyer during such month.

          B.  Payment and Penalties

              (1) Payment

          Buyer shall, within fifteen (15) days of the receipt of Seller's statement, pay Seller for all amounts billed pursuant to Section 7.1.A.

              (2)  interest

          If Buyer fails to pay all or a portion of the amounts billed within the time stated in Section 7.1.B(1), Buyer shall owe interest on the unpaid portion of the bill, which interest shall accrue at the maximum legal rate of interest, from the due date until paid; however, said rate of interest shall at no time exceed 18% per annum.

          C. Billing for Buyers Minimum Purchases of Steam

          Should Buyer fail to purchase and take delivery of the minimum amount of steam specified in Section 3.1.B during any Annual Period specified in such Section, Seller shall add to the Buyer's monthly bill for the last month of any such Annual Period an additional charge for the portion of Buyer's minimum steam purchase which Buyer failed to purchase and take delivery of during such Annual Period; the amount owed by Buyer shall be determined by Exhibit 2 to to this Agreement.

          D. Billing for Buyer's Failure to Purchase Electricity

          Should Buyer fail to purchase and accept delivery of electricity from Seller after receipt of proper notice from Seller under Section 4.2, Seller shall add to Buyer's monthly bill for any month in which such failure occurs an additional Charge equal to the charge which Buyer would have paid Seller pursuant to Section 4.3 for all electricity which Buyer was required to accept and purchase from Seller during that month, as provided under Section 4.1.

          E. Buyer's Credits

          Should Buyer at any time be entitled to a credit as provided in
Exhibit 2, Addenda 4 or 5, Buyer shall have the option: (1) of applying such credit against any amount owing under Section 7.1.A or (2) demanding payment from Seller in the same manner set forth in Section 7.1.B.

          7.2. Records.

          Both Seller and Buyer shall keep records, including but not limited to invoices, receipts, charges, computer printouts, punchcards or magnetic tapes, related to the volume and price of steam and electricity sales made under this Agreement. Such records shall be made available for inspection by either Party upon reasonable notice. All such materials shall be kept on record for a minimum of five years from the date of their preparation.

                                 ARTICLE 8

                                   TAXES

          Seller shall be solely responsible for any taxes relating to the Cogeneration Facility and its components or appurtenances and the sale of the steam or electricity produced therein. Buyer shall be solely responsible for any taxes relating to the Buyer's Plant, its components or appurtenances and the sale of the products produced therein, as well as any sales taxes imposed on Buyer as a result of the sale to Buyer of steam or electricity produced by the Cogeneration Facility.

                                   ARTICLE 9

                                  LAND RIGHTS

          9.1. General

          During the term of this Agreement, each Party grants to the other Party a license for reasonable ingress and egress over property owned or leased by such Party to the extent the other Party deems such ingress and egress necessary in order to examine, test, calibrate or maintain the Electrical and Steam Interconnection Facilities and to read meters, except that (1) such access shall not disrupt or otherwise interfere with the operations of a Party's business, and reasonable notice shall be provided before exercising such license except in the case of an emergency, and (2) this license shall not be deemed to establish in a Party any easement or servitude over the other Party's land, and shall expire with the expiration of this Agreement.

          9.2. Scope of Rights.

          The rights granted under this Article to the Parties shall include the directors, officers, employees, agents or representatives of the Parties, as well as independent contractors engaged by the Parties in connection with their duties and obligations under this Agreement.

                                  ARTICLE 10

                                     TERM

         10.1. Base Term of Agreement.

         The Base Term of this Agreement shall commence on the Initial Delivery Date and continue uninterrupted for a period of Ten (10) Annual Periods.

         10.2. Renewal of Agreement.

         This Agreement shall be renewed automatically from year to year for Renewal Terms of an additional One (1) Annual Period each commencing with the expiration of the Base Term, unless either Party elects to terminate this Agreement at the expiration of the Base Term or at the expiration of any such Renewal Term. Such termination shall be valid only if the terminating Party provides written notice of its intent to terminate to the other Party at least sixty (60) days prior to the expiration of the Bast Term or any Renewal Term.

                                  ARTICLE 11

                                EMINENT DOMAIN

         11.1. Termination.

         If Seller's Cogeneration facility or Buyer's Plant shall be taken, condemned, or otherwise conveyed pursuant to a condemnation proceeding, in whole or in part, by any competent authority and such action renders the performance by either Party under this Agreement impossible, impracticable or unduly onerous, either Party may elect to terminate this Agreement by giving written notice to the other within three
(3) years after the date official notice of such intended taking or condemnation is provided to the Parties or within three (3) months after such taking or condemnation, whichever date is earlier. If such notice of termination is given, this Agreement shall terminate as of the date on which performance by either Party under this Agreement becomes impossible, impracticable or unduly onerous, as a result of the taking or condemnation.

         11.2 Rights of Parties.

         In the event that this Agreement is terminated by either Party pursuant to Section 11.1, the Parties shall have no rights, obligations or interests pursuant to this Agreement as of the date of such termination, except that Buyer shall remain obligated to pay Seller all sums due Seller under this Agreement as of the date of such termination.

                                  ARTICLE 12

                                 FORCE MAJEURE

         12.1. Definition.

         "Force Majeure" means unforeseeable causes beyond the reasonable control of and without the willful fault or negligence of the Party claiming Force Majeure. It shall include failure or interruption of services due to causes beyond that Party's control, including but not limited to war, sabotage, acts of God, riots, drought or accidents not reasonably foreseeable.

         12.2. Burden of Proof.

         The burden of proof as to whether a Force Majeure has occurred shall be upon the Party claiming the Force Majeure.

          12.3.   Effect of Force MaJeure.

          If either party is rendered wholly or partly unable to perform its obligations under this Agreement because of Force Majeure, that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that: (1) the non-performing Party, within two (2) days after the occurrence of the Force Majeure, gives the other Party written notice describing the particulars of the occurrence; (2) the suspension of performance be of no greater scope and of no longer duration than is required by the Force Majeure; and (3) no obligations of either Party that matured before the occurrence of the Force Majeure shall be excused as a result of such occurrence.

                                  ARTICLE 13

                                   LIABILITY

          13.1. Liability of Seller.

          A. Steam

             (1) Seller will at all times provide, pursuant to Article 3, uninterrupted delivery of steam to Buyer's Plant in sufficient quantities to fill all of Buyer's steam requirements, up to the Maximum Steam Production.

             (2) In addition, should Seller at any time fail to provide uninterrupted delivery of steam to Buyer's Plant in sufficient quantities to fill all of Buyer's steam requirements up to the Maximum. Steam Production, then Seller shall be liable to Buyer for any and all damages suffered by Buyer as a result of Seller's failure, including but not limited to direct, indirect and/or consequential losses, costs, expenses, damages and/or loss of profit, resulting from Seller's failure, however caused, Buyer agrees to make reasonable efforts to mitigate any and all damages resulting from Seller's failure, through use of Buyer's Steam Producing Facilities or otherwise, and Seller shall not be liable for any damages resulting from Buyer's negligence, inaction or failure to mitigate. Furthermore, Seller shall not be liable for any damages incurred by Buyer as a result of Seller's failure during any period with respect to which (i) Seller had provided Buyer with no less than thirty (30) days written notice that Seller will not be providing steam to Buyer, or (ii) Seller and Buyer have consulted and agreed in writing that Seller will not be providing steam to Buyer.

          B. Electricity

          Should Seller fail to provide uninterrupted delivery of electricity to Buyer's Plant at any time during any period for which Buyer is obligated to purchase electricity from Seller pursuant to Article 4, then Seller shall be liable to Buyer for any and all damages suffered by Buyer as a result of Seller's failure, including but not limited to direct, indirect and/or consequential losses, costs, expenses, damages and/or loss of profit resulting from Seller's failure, however caused. Buyer agrees to make reasonable efforts to mitigate any and all damages resulting from Seller's failure, through use of Buyer's Alternate Power Supplier or otherwise, and Seller shall not be liable for any damages resulting from Buyer's negligence, inaction or failure to mitigate. Furthermore, Seller shall not be liable for any damages resulting from the failure of Buyer's Alternate Power Supplier to provide electricity to Buyer during those periods when Seller has not elected to provide electricity to Buyer.

          C. Specific Performance

          In addition to any of the rights and remedies referred to this Agreement, Buyer shall have the right to seek the specific performance by Seller of any of Seller's obligations under this Agreement, including but not limited to the remedy of any breach of this Agreement regardless of whether or not Seller has been placed in default.


          13.2. Liability of Buyer.

          A. Steam

          Should Buyer during the first Four (4) Annual Periods under this Agreement refuse to accept delivery of Buyer's minimum steam purchases set forth in Section 3.1.B, Buyer shall remain liable to pay Seller for such minimum steam purchases as if Buyer had purchased and accepted delivery thereof.

          B. Specific Performance

          In addition to any of the rights and remedies referred to in this Agreement, Seller shall have the right to seek the specific performance by Buyer of any of Buyer's obligations under this Agreement, including but not limited to the remedy of any breach of this Agreement regardless of whether or not Buyer has been placed in default.

                                  ARTICLE 14

                                   INSURANCE

          14.1. Responsibility of Parties.

          Each Party shall provide and maintain, for the joint benefit of the Parties (and mortgagees if any) during the entire term of this Agreement, public liability insurance against claims for (1) bodily injury and death occurring on or about the Cogeneration Facility with limits of not less than $l,000,000.00 per occurrence per individual, and (2) property damage with a limit of not less than $20,000,000.00 for damage to property occurring on or about the Cogeneration Facility. Each Party shall also provide and maintain Worker's Compensation Insurance in statutory limits. In addition to the foregoing each party shall provide and maintain comprehensive general liability for any claims or acts that either party can be held legally liable for, regardless of the jurisdiction.

          14.2. Changes in Insurance Requirements.

          The Parties take cognizance that changes may occur over the term of this Agreement that make the insurance and/or the limits provided in Section
14.1 inadequate. Either Party shall have the right, from time to time, to make such reasonable requirements with reference to insurance that will reasonably cover liabilities to which the Parties may be exposed by virtue of this Agreement.

          14.3. Conditions Concerning Insurance Carriers.

          Insurance companies issuing policies required in this

Agreement shall be qualified to do business in New Jersey and shall have a financial rating of A12 or better according to "Best's Insurance Reports, Fire and Casualty," edition current at the inception date of each policy. All insurance policies required to be furnished by the Parties hereunder shall name both Seller and Buyer (and mortgagees if any) as named insureds and each such policy shall be non-cancellable with respect to either Party without sixty (60) days written notice to that Party. The policy or policies of insurance shall be delivered to each Party together with evidence of the payment of the premiums therefor, not less than fifteen (15) days prior to the commencement of the term of the Lease Agreement or the date when the Seller shall enter into possession of the Leased Premises, whichever occurs sooner. At least fifteen (15) days prior to the expiration or termination date of any policy, each Party shall deliver a renewal or replacement policy with proof of the payment of the premium therefor.

                                  ARTICLE 15

                              BREACH OF CONTRACT

          15.1. Definition.

          A breach of this Agreement shall be deemed to exist upon the occurrence of any one or more of the following events:

          A. Failure of Seller to furnish and sell steam to Buyer up to the Maximum Steam Production pursuant to Section 3.1.A for any reason other than a cause which constitutes a force majeure, pursuant to Section 12.1, which failure or failures exceeds an aggregate of 1080 hours for any given Annual Period;

          B. Failure by either Party to make payment of any amounts due the other Party under this Agreement, which failure continues for a period of thirty (30) days after notice of such non-payment;

          C. Failure by either party to perform fully any other provision of this Agreement which failure continues for a period of thirty (30) days after a notice of such non-performance;

          D. If by order of a court of competent jurisdiction, a receiver or liquidator or trustee of either Party or of any of the property of either Party shall be appointed, and such receiver or liquidator or trustee shall not have been discharged within a period of sixty (60) days; or if by decree of such a court, a Party shall be adjudicated bankrupt or insolvent or any substantial part of the property of such Party shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof; or if a petition to declare bankrupt or to reorganize a Party pursuant to any of the provisions of the Federal Bankruptcy Act, as it now exists or as it may hereafter be amended, or pursuant to any other similar state statute applicable to such Party, as now or hereafter in effect, shall be filed against such Party and shall1 not be dismissed within sixty (60) days after such filing; or

          E. If either Party shall file a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or shall consent to the filing of any bankruptcy or reorganization petition against it under any similar law; or, without limitation of the generality of the foregoing, if a Party shall file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the Federal Bankruptcy Act, as it now exists or as it may hereafter be amended, or pursuant to any other similar state statute applicable to such Party, as now hereafter in effect, or an answer admitting the material allegations of a petition filed against it in such a proceeding; or if a Party shall make an assignment for the benefit of its creditor; or if a Party shall admit in writing its inability to pay its debts generally as they become due; or if a Party shall consent to the appointment of a receiver or receivers, or trustee or trustees, or liquidator or liquidators of it or of all or any part of its property.

          15.2. Remedies for Breach.

          If either Party believes that the other Party has breached this Agreement, as defined in Section 15.1, it shall provide such other Party with notice thereof. Upon the giving of such notice the non-breaching Party may terminate this Agreement pursuant to Article 16.

          15.3. Buyer's Rights and Obligations.

          Unless and until this Agreement has been terminated Seller shall not refuse to deliver, suspend or delay any delivery of steam or electricity as required under this Agreement as a result of any breach or alleged breach by Buyer nor shall Buyer refuse to makep suspend or delay any of the payments required under this Agreement as a result of any breach or alleged breach by Seller.

          1.5.4. Waiver of Breach.

          Either Party may waive breach by the other Party, provided that no waiver by or on behalf of either the Buyer or Seller of any each of any of the covenants, provisions, conditions, restrictions or stipulations contained in this Agreement shall take effect or be binding on the Buyer or Seller unless the waiver is reduced to writing and executed by the Buyer or Seller, and any such waiver shall be deemed to extend only to the particular breach waived and shall not limit or otherwise affect any rights that the Buyer or Seller may have with respect to any other or future breach.

                                ARTICLE 16

                         TERMINATION FOR BREACH

          16.1. Termination for Breach of Steam Sales Agreement.

          In the event either Party elects to terminate this Agreement pursuant to Section 15.2, the terminating Party shall give written notice of such election to the opposing Party. Upon the giving of such notice the terminating Party shall be excused and relieved of all obligations under this Agreement and shall be entitled to pursue all available legal and equitable remedies for breach of this Agreement.

          16.2. Termination for Breach of Lease.

          In addition to any other rights of termination, either Buyer or Seller shall have the right to terminate this Agreement upon a breach by the opposing party under Article 14 of the Lease Agreement which breach results in a termination of the Lease Agreement by the non-breaching party.

                                ARTICLE 17

                           NOTICE AND SERV1CE

          17.1. Notice.

          All notices, including communications and statements which were required or permitted under the terms of this Agreements, shall be in writing, except as otherwise provided.

          17.2.  Services.

          A.  Means of Service

          Service of a notice may be accomplished by personal service, telegram or registered or certified mail.

          B.  Date of Service

               (1) Mail

          If a notice is sent by registered or certified mail, it shall be deemed served within three (3) days, excluding Saturdays, Sundays or legal Federal holidays, except as otherwise demonstrated by a signed receipt.

               (2) Telegram

               If a notice is served by telegram, it shall be deemed served eighteen (18) hours after delivery to the telegram company.

          C. Addresses

          Notices may be sent to the Parties at the following addresses:

          (1) Seller: Cogen Technologies NJ, Inc.
                      14614 Falling Creek Drive
                      Suite 212
                      Houston, Texas 77068
                      Attn:   Mr. Robert C. McNair
                              President

                                      or

                      Cogen Technologies NJ, Inc.
                      Foot of E. 22nd Street
                      Bayonne, New Jersey 07002
                      Attn: Plant Manager

          (2) Buyer:  IMTT - Bayonne
                      Foot of E. 22nd Street
                      Bayonne, New Jersey 07002
                      Attn: Glynn Esteves

                      or

          International-Matex Tank Terminals
          Ninth Floor
          321 St. Charles Avenue
          New Orleans, Louisiana 70130
          Attn:  Mr. Thomas B. Coleman
                 Partnership Manager

                                ARTICLE 18

                                AMENDMENTS

          No amendment or modification of the terms of this Agreement shall be binding on either the Buyer or Seller unless reduced to writing and signed by both Parties.

                                  ARTICLE 19

                            SUCCESSORS AND ASSIGNS

          Neither Seller nor Buyer shall be permitted to assign, pledge or otherwise transfer this Agreement to any other party without the written consent of the other party such consent not to be unreasonably withheld or denied, and then only in accordance with the terms of this Agreement.

                                  ARTICLE 20

                                 CHOICE OF LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                  ARTICLE 21

                        SEVERABILITY AND RENEGOTIATION

          21.1. Severability.

          Should Articles 3, 13, 14, 15 and/or 16 of this Agreement, or any substantial portion thereof, for any reason be declared invalid or unenforceable by final and unappealable order of any court or regulatory body having jurisdiction thereafter, this Agreement, shall be automatically terminated on the date such order becomes final and unappealable. Should any other part of this Agreement, for any reason, be declared invalid such decision shall not affect the validity of the remaining portions, which remaining portions shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such parte parts or portion which may for any reason be hereafter declared invalid.

          21.2. Renegotiation.

          Notwithstanding the provisions of Section 21.1, should any term or provision of this Agreement other than Articles 3, 13, 14, 15 and/or 16 be found invalid by any court or regulatory body having jurisdiction thereover, the Parties shall immediately renegotiate such term or provision of the Agreement to eliminate such invalidity.

                                  ARTICLE 22

                               OTHER AGREEMENTS

          This Agreement supercedes any and all oral or written agreements and understandings heretofore made relating to the subject matters herein, and together with the Lease Agreement this Agreement constitutes the entire Agreement and understanding of the Parties relating to the subject matters herein.

                                  ARTICLE 23

                                   CAPTIONS

          All indices, titles, subject headings, section titles and similar items are provided for the purpose of reference and convenience and are not intended to be inclusive, definitive or to affect the meaning, content or scope of this Agreement.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed at New Orleans, Louisiana, in quadruplicate original by their respective officers thereunto duly authorized as of the day and year first set forth above.

WITNESSES                           COGEN TECHNOLOGIES NJ, INC.

/s/                                 BY: /s/ ROBERT C. MCNAIR
--------------------------             -----------------------------
                                        Robert C. McNair
                                        President


                                    IMTT-BAYONNE

 /s/ SUZANNE LAMBERT                BY: /s/ THOMAS B. COLEMAN
---------------------------            -----------------------------
                                        Thomas B. Coleman
                                        Partnership Manager

                                                                       EXHIBIT 1

                                LEASE AGREEMENT

                                    BETWEEN

                           BAYONNE INDUSTRIES, INC.

                                      AND

                                 IMTT-BAYONNE

                                  ("LESSOR")

                                      AND

                          COGEN TECHNOLOGIES NJ, INC.

                                  ("LESSEE")

                                 JUNE 13, 1985

                                                                       EXHIBIT 1
                               TABLE OF CONTENTS

ARTICLE    TITLE                                                     PAGE
-------    -----                                                     ----

   1       Demised Premises........................................    1
   2       Term....................................................    2
   3       Rent....................................................    3
   4       Use of Premises and Ownership of Improvements...........    4
   5       Taxes...................................................    6
   6       Utility Expenses........................................    8
   7       Remedies Upon Lessee's Default..........................    8
   8       Non-Performance by Lessor...............................    9
   9       Condition and Maintenance...............................   10
  10       Liens...................................................   10
  11       Insurance...............................................   11
  12       Assignment..............................................   11
  13       Eminent Domain..........................................   11
  14       Termination.............................................   12
  15       Quiet Enjoyment.........................................   15
  16       Attendant Land Rights...................................   15
  17       Mortgage Priority.......................................   16
  18       Reimbursement of Lessor.................................   17
  19       Non-Waiver by Lessor....................................   17
  20       Miscellaneous...........................................   18

                                                                       EXHIBIT 1
           THIS LEASE made and entered into at New Orleans, State of Louisiana, on June 13, 1985, by and between Bayonne Industries, Inc., a New Jersey corporation, and IMTT-Bayonne, a Delaware partnership (collectively referred to as the "Lessor"), and Cogen Technologies NJ, Inc., a Delaware corporation (the "Lessee").

           WHEREAS, Lessor, IMTT-Bayonne, owns and operates a Tank Terminal Facility located at Bayonne, New Jersey ("Lessor's Plant" or "Bayonne Facility"), which Plant utilizes steam and electricity for industrial purposes;

           WHEREAS, Lessor, Bayonne Industries, Inc., is the owner of the property whereon the IMTT-Bayonne Tank Terminal Facility is located and IMTT-Bayonne leases such property from Bayonne Industries, Inc.; and

           WHEREAS, the Parties are entering into an Agreement For The Sale of Steam and Electricity From a Cogeneration Facility, a copy of which is attached hereto and marked Exhibit A (the "Steam Sale Agreement"); and

           WHEREAS, the Lessor desires to lease to Lessee the land upon which the Cogeneration Facility will be located;

          NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and in the Steam Sale Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and Lessee agree an follows:

                                   ARTICLE I

                               DEMISED PREMISES

          Upon the terms and conditions hereinafter set forth, and in consideration of the payment of the rents and the prompt performance

                                      -2-
                                                                       EXHIBIT 1

by the Lessee of the covenants and agreements contained herein and in the Steam Sale Agreement, the Lessor does lease, let and demise to the Lessee and the Lessee hereby leases from the Lessor, that certain property situated in the County of Rudson, State of New Jersey, consisting of two parcels of ground as more fully shown and outlined in red on Exhibit B attached (hereinafter referred to as the "Demised Premises").

                                   ARTICLE 2

                                     TERM

           2.1 Base Term.

          To have and to hold the Demised Premises for a term commencing 13 day of June, 1985, and continuing for ten (10) Annual Periods from the Initial Delivery Date under the Steam Sale Agreement, unless sooner terminated or extended as hereinafter provided.

           2.2 Automatic Renewal.

          Provided that Lessee is not then in breach of either the Steam Sale Agreement or this Leases, this Lease shall be automatically renewed from year to year after the expiration of the Base Term, unless either party elects to terminate this Lease at the expiration of the Base Term or at the expiration of any one (1) year renewal term thereafter. Such termination shall be valid only if the terminating Party provides written notice of its intent to terminate to the other party at least nine (9) months prior to the expiration of the Base Term or at least nine (9) months prior to the expiration of any one (1) year term thereafter.

                                                                       EXHIBIT 1
                                   ARTICLE 3

                                     RENT

          This Lease is made for and in consideration of the following rent:

          A. For any time during which the Steam Sale Agreement is in effect and commencing with the first day that Lessee actually delivers or is capable of delivering and offers to deliver steam to Lessor, or by the 1st day of June, 1987, whichever date is sooner (hereinafter sometimes referred to as the "delivery date"), Lessee will make available to Lessor, at Lessor's Facility, IMTT-Bayonne, Foot of E. 22nd Street, Bayonne, New Jersey 07002 (hereinafter sometimes referred to as the "Bayonne Facility"), fifty-seven thousand (57,000)pounds of steam power per hour on a twenty-four (24) hour per day, seven
(7) day per week basis. All steam made available to Lessor shall be at a pressure of not less than 155 p.s.i.g., saturated, when delivered to Lessor, such delivery shall be made in conformity with the provisions of the Steam Sales Agreement.

          B. in addition to the rent set forth in Section 3A, Lessee shall comply with all of the obligations set forth in Article 6 and Article 18 of this Agreement, which obligations shall be collectively referred to as additional rental.

          C. For any period of the Base Term or any Renewal Term of this Lease during which (i) this Lease remains in effect, and (ii) the Steam Sale Agreement has been terminated solely be reason of Lessor's breach of either Article 15.1.B or 15.1.D of the Steam Sale Agreement, Lessee shall not be liable to Lessor for any further rental for the Premises over and above that provided in Article 3.B above.

                                                                       EXHIBIT 1

                                   ARTICLE 4

                                USE OF PREMISES

                         AND OWNERSHIP OF IMPROVEMENTS

          4.1 Use Limited.

          The Demised Premises shall be used only for the erection, construction, operation, maintenance, modification and replacement of a Cogeneration Facility as contemplated in the Steam Sale Agreement, consisting of steam boilers, turbine, generator and all appurtenant structures and equipment to be operated by Lessee for the purpose of producing steam and electricity (sometimes referred to herein as the "Cogeneration Facility').

          4.2 Safe and Lawful Use.

          Lessee shall not user occupy, suffer or permit the Demised Premises or any part thereof to be used during the term hereof in any manner or occupied for any purpose contrary to any applicable and duly adopted laws, ordinances, rules and any public authority regulations nor in derogation, violation or in non-conformity with any safety codes and/or recognized Industry Safety Standards and guidelines applicable to Lessee's operation on the premises. Lessee shall use, maintain and occupy the Demised Premises in a careful, safe, lawful and proper manner and will not commit nor permit any public or private nuisance to be committed on the Demised Premises. Lessee shall not use nor permit the use of the Demised Premises in any way which will injure the reputation of the same or which shall constitute interference with Lessor's Business or a nuisance, annoyance or inconvenience to the Lessor or any neighbors of Lessor or which shall damage Lessor or any neighbors of Lessor.

                                                                       EXHIBIT 1

          A. Lessee shall be responsible for obtaining and maintaining all necessary government authorizations, licenses, permits and certificates for its utilization of the Demised Premises and shall carry on its operations in compliance with all such authorizations, licenses, permits and certificates.

          B. Lessee shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Lessee, or Lessor (if legally required and consented to by Lessor), or both (if legally required and consented to by Lessor), without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation, or requirement of the nature referred to in Section 4.2. if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be delayed pending the prosecution of any such proceeding, Lessee may delay such compliance therewith until the final determination of such proceeding.

          C. Lessor agrees to execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit Lessee to so contest the validity or application of any such law, ordinance, order, rule, regulation or requirement and to fully cooperate with Lessee in such contest; all at Lessee's expense.

          4.3 Effect on Lessor's Insurance.

          Lessee shall put nothing on the Demised Premises nor undertake any activity which would forfeit Lessor's insurance on its Bayonne Facility or the insurance required hereunder. Should any installation made or action taken by Lessee, whether authorized or

                                      -6-
                                                                       EXHIBIT 1

unauthorized under this Lease, increase the premium of any of Lessor's insurance policies on its Bayonne Facility or the insurance required hereunder, then Lessee is obligated to pay such increased premiums on Lessor's insurance policies. Should the Lessee's occupancy or business render the Lessor unable to secure insurance on its Bayonne Facility, then Lessee hereby grants to Lessor the option to (i) immediately cancel this Lease, Lessee waiving all delays, and agreeing to terminate its operations at once, if notified by Lessor to do so, or
(ii) to require Lessee, upon written notice from Lessor, to immediately take such action as is necessary to permit Lessor to secure insurance on its Facility.

          4.4 Ownership of Improvements.

          Lessee warrants that it will be the owner of any and all buildings, improvements, facilities or other property erected, installed or located on the Demised Premises by it. Lessor agrees that same shall remain the sole property of the Lessee and Lessor shall have no legal or equitable ownership interest therein.

                                  ARTICLE 5

                                     TAXES

          5.1 Payment of Taxes.

          Lessee shall be responsible for all taxes relating to the Demised Premises and any buildings or improvements erected thereon by Lessee, as well as all equipment and/or fixtures located thereon by Lessee.

          5.2 Compliance and Evidence of Payment.

          Lessee shall be deemed to have complied with the covenants of

                                                                       EXHIBIT 1

this Article regarding all taxes if payment of such taxes shall have been made either within any period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest or before the same shall become a lien upon the Demised Premises provided Lessee pays any and all penalties, late charges and/or interest in connection therewith, and Lessee shall produce and exhibit to Lessor, if requested to do so in writing by Lessor, satisfactory evidence of such payment. Notwithstanding the foregoing Lessee shall promptly pay all such taxes where no legal delay has been obtained.

          5.3 Tax Appeals.

          Lessee or its designees shall have the right with Lessor's knowledge and consent, to contest or review all such taxes by legal proceedings, or in such other manner as it may deem suitable which, if necessary, may be in the name of and with the cooperation of the Lessor and Lessor shall execute all documents necessary to accomplish the foregoing. Notwithstanding the foregoing Lessee shall promptly pay all such taxes where no legal delay has been obtained.

          5.4 Proration

          The parties hereto understand and agree that the real property taxes relating to the Demised Premises shall be prorated proportionately between Lessor and Lessee for the first and last year of this Lease.

          5.5 Refunds and Rebates.

          Any refunds or rebates on account of the taxes paid by Lessee under the provisions of this Lease shall belong to Lessee. Any such

                                      -8-
                                                                       EXHIBIT 1

refunds received by Lessor are to be received by the Lessor in trust and paid to Lessee forthwith. Lessor will, upon the request of Lesseer sign any receipts which may be necessary to secure the payment of any such refund or rebate, and will pay over to Lessee the refund or rebate as received by Lessor.

                                   ARTICLE 6

                               UTILITY EXPENSES

          Lessee shall contract separately for and pay when due all the rents or charges for utilities, including but not limited to electricity, gas, water, sewerage and sewer assessments, used by the Lessee, which are or may be assessed or imposed upon the Demised Premises or which are or may be charged to the Lessor by the suppliers thereof during the term hereof, and if not paid, such rents or charges shall be added to and become payable as additional rent with the installment of rent next due or within 30 days of demand therefor, whichever occurs sooner.

                                   ARTICLE 7

                        REMEDIES UPON LESSEE'S DEFAULT

          If there should occur any default on the part of the Lessee in the performance of any conditions or covenants herein contained, or if during the term hereof the Demised Premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should the Lessee be evicted by summary proceedings or otherwise, the Lessor, in addition to any other remedies herein contained or as may be permitted by law, including but not limited to Distress and/or Landlord's Lien Proceedings, may either by force or otherwise, without

                                      -9-
                                                                       EXHIBIT 1

being liable for prosecution therefor, or for damages, re-enter the said Premises and the same have and again posess and enjoy; and, as agent for the Lessee or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Lessor may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary, and second to the payment of the rents due hereunder. The Lessee shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Lessor, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Lessor during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs, the same to be paid as such deficiencies arise and are ascertained each month.

                                ARTICLE 8

                       NOW-PERFORMANCE BY LESSOR

          This Lease and the obligation of the Lessee to pay the rent hereunder, and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Lessor's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Lessor.

                                     -10-
                                                                       EXHIBIT 1

Notwithstanding the preceding sentence, should Lessor's inability to supply any service or material called for herein proximately result in Lessee's breach of this Agreement or the Steam Sale Agreement, then such breach shall be excused by Lessor and Lessor shall not be entitled to terminate either such Agreement or seek damages thereunder for such breach.

                                ARTICLE 9

                        CONDITION AND MAINTENANCE

          The Demised Premises are accepted by the Lessee in their present condition, subject to all conditions that may be revealed by survey and inspection. Lessor makes no warranty as to the condition of the Demised Premises and Lessor shall not be required to make any improvements, repairs or replacements to the Demised Premises, whether major or minor, ordinary or extraordinary, structural or non-structural, or necessitated by decay, neglect, wear and tear or abuse.

                                   ARTICLE 10

                                     LIENS

            If any mechanics', materialmen's or other liens shall be created or filed against the Demised Premises by reason of labor performed or materials furnished to the Lessee in the erection, construction, completion, alteration, repair or addition to any building or improvement, the Lessee shall within thirty (30) days thereafter, at the Lessee's own cost and expense, cause such lien or liens to be satisfied, removed, cancelled, erased and discharged of record together with any Notices of Intention that may have been filed

                                     -11-
                                                                       EXHIBIT 1

either by payment thereof or by bonding the lien in accordance with the laws of the State of New Jersey. Should Lessee fail to comply with the foregoing Lessor may at its option have the lien removed by bonding same, all at Lessee's expense. Failure to do so shall entitle the Lessor to resort to such remedies as are provided herein in the case of any default of this Lease, in addition to such as are permitted by law. Lessee shall at no time cause or permit a mortgage or any other security device of any nature to be inscribed against the Demised Premises.

                               ARTICLE 11

                                INSURANCE

          The Lessor's and Lessee's obligations concerning insurance are set forth in Article 14 of the Steam Sale Agreement and are incorporated herein by reference.

                               ARTICLE 12

                               ASSIGNMENT

          Lessee is not permitted to rent, sublet, assign or grant use or possession of the Demised Premises to any other party without the written consent of the Lessor and then only in accordance with the terms of this Lease.

                               ARTICLE 13

                             EMINENT DOMAIN

          13.1 Distribution of Award.

          If the Demised Premises and/or attendant rights-of-way or other land rights shall be taken or condemned, in whole or in part, by any competent authority, the parties hereto agree to cooperate in

                                     -12-
                                                                       EXHIBIT 1

applying for and in prosecuting any claim for such taking and further agree that the aggregate net award, after a pro rata deduction of all expenses and costs, including attorneys' fees, incurred in connection therewith, payable to both Lessor and Lessee (or if required, to any Mortgagee) shall be distributed as follows: (1) the portion of the award (or moneys received) relating to the taking of the Cogeneration Facility or the expense of dismantling and moving the Cogeneration Facility shall be paid to the Lessee; and (2) the portion of the award (or moneys received) relating to the value of the land constituting the Demised Premises shall be paid to the Lessor.

          13.2 Partial Taking.

          In the event of a partial taking of the Demised Premises and/or attendant rights-of-way, the Lessee has the option to terminate this Lease if such partial taking in any way makes the continuation of normal operations at the Cogeneration Facility impossible or impractical.

                               ARTICLE 14

                               TERMINATION

          14.1 Lessor's Right to Terminate.

          Lessor shall have the right to terminate this Lease upon the occurrence of any of the following events:

          A. The Lessee shall fail to make timely payment of any of the rent pursuant to Article 3.A when due and payables, which failure exceeds an aggregate of 1080 hours for any given Annual Period as defined in 1.3 of the Steam Sale Agreement;

          B. The Lessee shall fail to perform any of the covenants of

                                                                       EXHIBIT 1

this Lease to be kept and performed by it other than the payment of rent covered in Paragraph A above, which failure continues for a period of thirty (30) days after written notice of such non-performance;

          C. Termination of the Steam Sale Agreement, unless occasioned by reason of Lessor's intentional breach of such Agreement;

          D. The material shutdown or closure of Lessor's Bayonne Facility, provided, however, that a sale or other disposition of the Bayonne Facility which does not result in a material change in use of such Facility shall not be deemed to constitute a shutdown or closure;

          E. Lessee's material interference with Lessor's business operation at its Bayonne Facility, which interference continues for a period of thirty (30) days after written notice of such interference;

          F. There is a taking or condemnation with respect to the Demised Premises, whether partial or entire, such that the continuation of normal operations of Lessor's Bayonne Facility and/or the Cogeneration Facility is impossible or impractical; termination is to be effective as set forth in
Article 11 of the Steam Sales Agreement;

          G. Destruction of the Lessor's Bayonne Facility in part or in whole such that the continuation of normal operation of Lessor's Bayonne Facility is impossible or impractical; or

          H. Lessor's Plant is damaged or destroyed by a cause which constitutes a Force Majeure pursuant to Section 20.1, such that Lessor's Plant cannot be made operational at normal production capacity within two (2) years of the occurrence of the Force Majeure.

                                                                       EXHIBIT 1

          14.2 Lessee's Right to Terminate.

          Lessee shall have the right to terminate this Lease upon the occurrence of the following events:

          A. Lessor shall fail to perform any of the covenants of this Lease by it to be kept and performed, which failure continues for a period of thirty (30) days after written notice of such non-performance;

          B. Lessee terminates the Steam Sale Agreement by reason of Lessor's breach under Article 15 of the Steam Sale Agreement;

          C. The Cogeneration Facility is damaged or destroyed by a cause which constitutes a Force Majeure pursuant to Section 20.1, such that the Facility cannot be made operational at normal production capacity within two (2) years of the occurrence of the Force Majeure; or

          D. There is a partial taking or condemnation with respect to the Demised Premises such that the continuation of normal operations at the Cogeneration Facility is impossible or impractical, termination is to be effective as set forth in Article 11 of the Steam Sale Agreement.

          14.3 Effective Date of Termination.

          Termination of this Lease shall be valid only if the terminating party provides written notice of its intent to terminate to the other party. Such termination shall be effective from date of receipt of notice of termination.

          14.4 Conditions of Demised Premises at Termination.

          At the termination of this Lease, for any reason, Lessee

                                                                       EXHIBIT 1

shall, at its sole cost, remove any such buildings, improvements, facilities or other property from the Demised Premises within nine (9) months of the termination and shall restore the Demised Premises to its same condition prior to the commencement of this Lease and shall repair any damage to the Demised Premises.

                               ARTICLE 15

                             QUIET ENJOYMENT

          15.1 Lessee's Possession.

          Lessor covenants and agrees with Lessee that so long as the Lessee keeps and performs all of the covenants and conditions by the Lessee to be kept and performed, the Lessee shall have quiet and undisturbed and continued possession of the Premises, free from any claims against the Lessor and all persons claiming under, by or through the Lessor.

          15.2 Access by Lessor.

          Lessor, its agents and representatives, at all reasonable times, may enter the Demised Premises for any purpose.

                                  ARTICLE 16

                             ATTENDANT LAND RIGHTS

          In connection with the Lease of the Demised Premises and for so long as this Lease shall remain effectives, Lessor hereby grants to Lessee all attendant rights of way and other land rights required for Lessee: (1) to install or erect any equipment or other property to be used by Lessee to interconnect with Lessor or any third-party purchasers of steam or electrical power, or to otherwise transmit or receive steam or electrical power to or from the Cogeneration Facility

                                                                       EXHIBIT 1

as contemplated in Articles 5 and 9 of the Steam Sale Agreement; and (2) to arrange for the provision of normal utility services to the Cogeneration Facility. Notwithstanding the foregoing Lessor shall retain the right to designate the location of all such rights-of-way and/or other land rights. Furthermore, any rights-of-way and/or other land rights so granted shall not constitute nor be deemed to constitute the granting of a permanent servitude, easement, right-of-way, right of passage and/or any other permanent land rights whatsoever and shall terminate with this Lease. Lessor agrees to execute any and all documents, agreements and instruments and to take all other actions, in order to effectuate the same, all at Lessee's cost and expense. Lessor shall allow Lessee and its business invitees, and licensees reasonable ingress and egress over Lessor's property to the Demised Premises.

                                  ARTICLE 17

                               MORTGAGE PRIORITY

          This lease shall not be a lien against the Demised Premises in respect to any mortgages that may hereafter be placed upon the Demised Premises. The recording of such mortgages shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of re~ording and the Lessee agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effect the subordination of this Lease to any such mortgage of mortgages. A refusal by the Lessee to execute such instruments shall entitle the Lessor to the option of cancelling this Lease, and the term hereof is hereby expressly limited accordingly.

                                     -17-
                                                                       EXHIBIT 1

                               ARTICLE 18

                        REIMBURSEMENT OF LESSOR

          If the Lessee shall fail or refuse to comply with and perform any conditions and covenants of this Lease, the Lessor may, if the Lessor so elects, carry out and perform such conditions and covenants, at the cost and expense of the Lessee, and the said cost and expense shall be payable on demand, or at the option of the Lessor, shall be added to the installment of rent due immediately thereafter but in no case later than one (1) month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as the Lessor may have hereunder by reason of the breach by the Lessee of any of the covenants and conditions in this Lease contained.

                               ARTICLE 19

                         NON-WAIVER BY LESSOR

          The various rights, remedies, options and elections of the Lessor, expressed herein, are cumulative, and the failure of the Lessor to enforce strict performance by the Lessee of the conditions and covenants of this Lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Lessor of any installment of rent after any breach by the Lessee in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Lessor of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

                                                                       EXHIBIT 1

                                  ARTICLE 20

                                 MISCELLANEOUS

           20.1 Force Majeure.

          The definitions, rights and obligations of the parties concerning force majeure set forth in Article 12 of the Steam Sale Agreement are incorporated herein by reference.

           20.2 Duplicates; Recordation.

          The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of Lease, setting forth a description of the Demised Premises, the term of this Lease and any other portions thereof, excepting the rental provisions, as either Party may request.

           20.3 Consent Not to be Unreasonably Withheld.

          Whenever the Lessee requests any consent, permission, or approval which may be required or desired by the Lessee pursuant to the provisions hereof, the Lessor shall not unreasonably withhold or postpone the grant of such consent, permission, or approval.

           20.4 Covenants Running with Land.

          All covenants, promises, conditions, and obligations herein contained or implied by law are covenants running with the land and shall attach and bind and inure to the benefit of the Lessor and Lessee and their respective heirs, legal representatives, successors, and assignst except as otherwise provided herein.

          20.5 No Waiver.

          No waiver of a breach of any of the covenants in this Lease

                                                                       EXHIBIT 1

shall be construed to be a waiver of any succeeding breach of the same covenant.

          20.6 Notice.

          A. All notices, including communications and statements which are required or permitted under the terms of this Agreement, shall be in writing, except as otherwise provided.

          B. Service

              (1)  Means of Service

              Service of a notice may be accomplished by personal service, telegram or registered or certified mail.

              (2)  Date of Service

                    (a)  Mail

                    If a notice is sent by registered or certified mail, it shall be deemed served within three (3) days, excluding Saturdays, Sundays or legal Federal holidays, except as otherwise demonstrated by a signed receipt.

                    (b)  Telegram

                    If a notice is served by telegram, it shall be deemed served eighteen (18) hours after delivery to the telegram company.

              (3) Addresses

              Notices may be sent to the parties at the following addresses:

                                     -20-
                                                                       EXHIBIT 1

        (a) Lessee: Cogen Technologies NJ, Inc.
                    14614 Falling Creek Drive
                    Suite 212
                    Houston, Texas 77068
                    Attn:  Mr. Robert C. McNair
                           President

                           or

                    Cogen Technologies NJ, Inc.
                    Foot of E. 22nd Street
                    Bayonne, New Jersey 07002
                    Attn: Plant Manager

        (b) Lessor: IMTT-Bayonne
                    Foot of E. 22nd Street
                    Bayonne, New Jersey 07002
                    Attn: Glynn Esteves

                           or

                    International-Matex Tank Terminals
                    Ninth Floor
                    321 St. Charles Avenue
                    New Orleanss, Louisiana 70130
                    Attn:  Thomas B. Coleman
                           Partnership Manager

          20.7 Amendments.

          No amendment of modification of the terms of this Lease shall be binding on either the Lessor or Lessee unless reduced to writing and signed by both Parties.

          20.8 Choice of Law.

          This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

          20.9 Severability.

          Should Articles 3, 4, 8 and 11 of this Lease, or any one of them, or any substantial portion of any one of them, for any reason, be declared invalid or unenforceable by final and unappealable order of

                                     -21-
                                                                       EXHIBIT 1

any court or regulatory body having jurisdiction thereover, this Lease shall be automatically terminated on the date such order becomes final and unappealable. Should any other part of this Lease, for any reason be declared invalid, such decision shall not affect the validity of the remaining portions, which remaining portions shall remain in force and effect as if this Lease had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Lease without including therein any such part, parts or portion which may for any reason be hereafter declared invalid. Notwithstanding the foregoing sentence, should any term or provision of this Lease, with the exception of Articles 3, 4, 8 and/or 11, be found invalid by any court or regulatory body having jurisdiction thereover, the Parties shall immediately renegotiate such term or provision of the Lease to eliminate such invalidity.

          20.10 Other Agreements.

          This Lease supercedes any and all oral or written agreements and understandings heretofore made relating to the subject matters herein, and together with the Steam Sale Agreement, this Lease constitutes the entire agreement and understanding of the parties relating to the subject matters herein.

          20.11 Captions.

          All indices, titles, subject headings, section titles and similar items are provided for the purpose of reference and convenience, and are not intended to be inclusive, definitive or to affect the meaning, content or scope of this Lease.

                                                                       EXHIBIT 1

           20.12 Definitions.

          The definition of various terms found in Article 1 of the Steam Sale Agreement shall apply to the use of those same terms in this Lease, unless a different meaning shall be expressly stated or shall be apparent from the context.

           IN WITNESS WHEREOF the parties have entered into this Lease Agreement to be signed at New Orleans, Louisiana, in quadruplicate original as of the date first written above.

WITNESSES:                             BAYONNE INDUSTRIES, INC.

/s/ J. Suzanne Lambert                 BY: /s/ Thomas B. Coleman
-------------------------                 ------------------------
                                          THOMAS B. COLEMAN
                                          President

                                       IMTT-BAYONNE
                                                                          Lessor
/s/ J. Suzanne Lambert                 BY: Thomas B. Coleman
-------------------------                 ------------------------
                                          THOMAS B. COLEMAN

                                       COGEN TECHNOLOGIES NJ, INC.
                                                                          Lessee
/s/ J. Suzanne Lambert                 BY: Robert C. McNair
-------------------------                 ------------------------
                                          ROBERT C. MCNAIR
                                          President

                                                                       EXHIBIT 1
                                   EXHIBIT A

          At this point Exhibit A to the Lease (The Steam Sale Agreement) and the attachments thereto are not made a part hereof as Exhibit A and this agreement, with attachments, are one and the same.

                                                                       EXHIBIT 2

Tne Monthly Steam Charge to be paid by Buyer to Seller is to be determined pursuant to the following formula (the "Formula"):

          P = $27.5k I + $.478 ES + 1.19 FS - X/12 - C

Where:

     (1)  P = Monthly Steam Charge to be paid by Buyer to Seller.

     (2) I = an inflation adjustment factor to be applied to maintenance and manpower cost, which factor is to be calculated annually, as the ratio of the average monthly labor scale paid by Buyer for all labor at its Plant during the preceding calendar year relative to the average monthly labor scale paid by Buyer for all labor at its Plant in 1984. Any such adjustment shall be implemented as of April 1 of each year of the Agreement. The resultant figure after adjustment shall be used as "I" in the Formula for the next succeeding year; again subject to an end-of-the-year adjustment.

     (3) E = an inflation adjustment factor to be applied to non-fuel utilities cost, which factor is to be calculated annually as the ratio of the average monthly rate paid by Buyer for all electricity and water used at its Plant during the preceding calendar year relative to the average monthly rate paid by Buyer for all electricity and water used at its Plant in 1984. Any such adjustment shall be implemented as of April 1 of each year of the Agreement. The resultant figure after adjustment shall be used as "E" in the Formula for the next succeeding year; again subject to an end-of-the-year adjustment.

     (4) F = the price seller pays for gas per cubic foot as of the first day of each month during the Agreement.

     (5)  S = total Buyer demand for steam up to the Maximum Steam Production.

     (6) C = cumulative sun of daily credits as defined in Addendum 4 and Addendum 5.

     (7) X = assured savings to Buyer taken as $464k for the first year of the Agreement, to be annually adjusted if Buyer demand varies across tiers set forth in Addendum 1.

     (8)  k = times one thousand.

[See  Addendum 3 for a detailed explanation of the Formula.]

                                                                       EXHIBIT 2

ADDENDUM 1: Assured Savings to Buyer

The assured savings (term "X" in the Formula) to Buyer are based on a three-tier analysis as follows:

     Buyer Demand                                     Assured Savings to Buyer
     ------------                                     ------------------------
                                                       (term "X" in Formula)
Equal to or greater than
285,000 K lbs./year ......................................  $464k/year
Between 120,000 K lbs. and
285,000 K lbs./year ......................................  $294k/year
Below 120,000 K lbs./year
(after 4th year) .........................................  $124k/year

During the first year the Formula will be based on a prorated share of the $464k savings (1/12th per month) see Addendum 2 for the computation of the $464k savings figure. If Buyer demand has fallen below the aforementioned threshholds at year-end, Buyer will pay to Seller an amount equal to the difference between $464k and the applicable savings as set forth above. The savings to which Buyer was actually entitled in the previous year will be used as term "X" in the Formula for the following year; again, subject to end-of-the-year adjustment pursuant to above three-tier analysis.

ADDENDUM-2: Basis for Calculation of 15% Savings from 1984

   R = maintenance .................................  $75k/year
   L = operating manpower ..........................  $255k/year
   U = non-fuel utilities, water,
       electricity and chemicals ...................  $215k/year
F\o\ = fuel costs: Unit cost of gas ................  $.00475/cubic foot
   e = operating efficiency
       (Btu in steam/Btu consumed gas) .............  84%
S\o\ = total Buyer steam demand ....................  450,000 K lbs.

Total 1984 operating and fuel costs then amounted to:

   R + L + U + F\o\S\o\e =

   75k + 255k + 215k (.00475 x 450,000k)/.84 = 3.090k

Computed 15% savings on 3,090k: $464k/year

ADDENDUM 3: Explanation of the Formula

Buyer's Monthly Steam Charge payment to Seller, in thousands of dollars, is to be determined by the Formula, which Formula includes supplementary credits to be allowed Buyer as shown in Addendum 4 and

                                                                       EXHIBIT 2

Addendum 5. The basis of this payment is illustrated most clearly in an annualized version of the Formula. Quite simply, the annual steam charge would equal: Buyer's 1984 maintenance and manpower costs (corrected for wage scale changes) + Buyer's 1984 non-fuel utilities costs (as a function of Buyer demand and corrected for inflation) + Buyer's fuel cost equivalent (based on an experienced 1984 boiler Btu conversion efficiency of 84%) less the assured savings to Buyer less credits defined in Addendum 4 and Addendum 5. The assured savings consist of $464k per year savings which represents 1.5% of the 1984 Buyer costs for generating 450,000 K lbs. of steam (see Addendum 3), i.e.: (in dollars)

    AP = (R + L) I + (U/S\o\) ES + (l/e) FS - X - C

       = (75k + 255k) I + (215k/450,000k) ES + (1/.84) FS - X - C

       = 330k I + .478 ES + 1.19 PS - X - C

Note that when the fixed costs of the annual payment are apportioned monthly, one obtains the prime operational formula for the Agreement, i.e., the
Formula:

    P = 27.5k I + .478 ES + 1.19 FS - X/12 - C

ADDENDUM 4: Credit to Buyer for Maintaining Buyer's Steam Producing Facilities

When Section 3.5.B of the Agreement is invoked, Buyer is entitled to deduct a credit for the prorata costs of maintenance of staffing by two men for standby operations as follows:

    (75k + [2/6] 255k) I = 160k I/year or $438 I/day

This defines a component of term "C" in the Formula as:

    $438 I dB

where "dB" represents the number of days in which Section 3.5.B of the Agreement is operative.

ADDENDUM 5: Credit to Buyer for Production of Steam from Buyer's Steam Producing Facility

When Section 3.5.C of the Agreement is invoked, Buyer is entitled to deduct a credit allowing recovery of the costs of maintenance and of staffing by the two men for standby operations and an additional staffing of four men for firing and steam production, and the costs of utilities and fuel during steam production, as follows:

                                                                       EXHIBIT 2

 .438 I d\C\* + ([4/6] 255k I x d\C\/365) + (215k/450,00k E M + (F M)/.84

   = (.438 + .466) d\C\ I + 0.478 E M + 1.19 F M

This defines a second component of term "C" in the Formula as:

   0.904 d\C\ I + 0.478 E M + 1.19 F M

where
  "d\C\" = the number of days in which Section 3.5.B of the Agreement is operative.

  "M"    = steam obtained by Buyer from Buyer's Steam Producing Facility or any source other than Seller during a period when Section 3.5.C of the Agreement is invoked.

* As in Addendum 4.

                                  AMENDMENT TO

                                   AGREEMENT

                                    BETWEEN

                          COGEN TECHNOLOGIES NJ, INC.

                                   ("Seller")

                                      AND

                                  IMTT-BAYONNE

                                   ("Buyer")

                     FOR THE SALE OF STEAM AND ELECTRICITY

                                      FROM

                              A COGENERATION PLANT

                                     DATED

                                 JUNE 13, 1985

    WHEREAS, Cogen Technologies NJ, Inc. ("Seller") and IMTT-Bayonne ("Buyer") entered into an "Agreement for the Sale of Steam and Electricity from a Cogeneration Plant" ("Agreement") dated June 13, 1985; and,

    WHEREAS, the Buyer and Seller wish to make certain minor technical changes to the Agreement.

    NOW, THEREFORE, pursuant to Article 18 of the Agreement, the Buyer and Seller agree as of this 22nd day of May, 1986, that the following changes shall be made to the Agreement and are hereby incorporated therein by reference, with the Articles in this Amendment corresponding to the Articles in the Agreement:

                                   ARTICLE 1

    On page 1, line 10, Section 1.2, substitute "Steam Sale Agreement" in lieu of "Steam Sales Agreement".

    On page 1, line 15, Section 1.3, substitute "Date of Initial Commercial Operation" in lieu of "Initial Delivery Date".

    On page 1, line 17, Section 1.3, substitute "Date of Initial Commercial Operation" in lieu of "Initial Delivery Date".

    On page 1, line 23, Section 1.6, delete "Buyer's" immediately preceding "Steam Producing Facilities".

    On page 2, line 2, Section 1.7, substitute "waste heat boilers, turbines, generators" in lieu of "boiler, turbine, generator".

    On page 2, line 4, Section 1.7, delete "steam and electricity" and substitute in lieu thereof "electricity, steam or other forms of useful thermal output".

    On page 2, delete Section 1.10 and substitute the following in lieu thereof:

               1.10 "Date of Initial Commercial Operation" means 12:01 a.m. on the day Seller designates in writing as the Initial Date of Commercial Operation of the Cogeneration Facility.

    On page 2, delete Section 1.13 and substitute the following in lieu thereof:

              1.13 "Ground Lease" or "Lease Agreement" means that certain lease agreement between Seller, Buyer, and Bayonne Industries, Inc. for the site upon which Seller's Cogeneration Facility will be constructed and operated, dated as of the 22nd day of May, 1986.

In connection with the preceding deletion and substitution of Section 1.13,
Exhibit 1 to the Agreement has been intentionally deleted from the Agreement.

    On page 3, line 10, Section 1.15, substitute ", good engineering practices and applicable law." in lieu of "and good engineering practices."

    On page 3, insert new Sections 1.20, 1.21, 1.22, 1.23, 1.24, 1.25, 1.26,
1.27, 1.28, 1.29 and 1.30 as follows:

    1.20 "Financier" means any person lending money for the construction and operation of the Cogeneration Facility and any person providing funds for refinancing or take-out of any such loans, and the nominee or designee of any such person.

    1.21 "Purchase and Sale Agreement" means that certain agreement between Cogen Technologies NJ, Inc., as Buyer, and Bayonne Industries, Inc. and IMTT-Bayonne, as Seller, dated as of May 22, 1986, for the sale to Cogen Technologies NJ, Inc. of certain of Bayonne Industries, Inc.'s assets, including the Steam Producing Facilities and the emissions permit and other governmental authorizations necessary to Operate the Steam Producing Facilities, including all exhibits and amendments thereto that may be made from time to time.

    1.22 "Note" means the promissory note dated May 22, 1986, of Cogen Technologies NJ, Inc. payable to Bayonne Industries, Inc. in the principal amount of $2,600,000.00.

    1.23 "Security Agreement" means that certain security agreement dated as of May 22, 1986, between Cogen Technologies NJ, Inc. and Bayonne Industries, Inc. executed and delivered by Cogen Technologies NJ, Inc. as security for payment of the Note, including all exhibits and amendments thereto that may be made from time to time.

    1.24 "Option Agreement" means that certain option agreement dated as of May 22, 1986, between Cogen Technologies NJ, Inc. and Bayonne Industries, Inc., including all exhibits and amendments thereto that may be made from time to time.

    1.25 "SPF Lease" means that certain Steam Producing Facilities Lease Agreement dated as of May 22, 1986, between Cogen Technologies NJ, Inc., as lessor, and IMTT-Bayonne, as lessee, pursuant to which the Steam Producing Facilities will be leased to IMTT-Bayonne, including all exhibits and amendments thereto that may be made from time to time.

     1.26 "Easement" means that certain easement dated as of May 22, 1986, from Bayonne Industries, Inc. (BI) and IMTT-Bayonne (IMTT) to Cogen Technologies NJ, Inc. (Cogen) pursuant to which BI and IMTT grant to Cogen ingress and egress over the Bayonne Facility to the boiler house in which the Steam Producing Facilities are situated, including all exhibits and amendments thereto that may be made from time to time, and any other easements, rights of way or licenses that may be granted to Cogen under the Ground Lease.

     1.27 "Rent Note" means that certain promissory note dated May 22, 1986, of Cogen Technologies NJ, Inc., payable to Bayonne Industries, Inc. as lessor under the Ground Lease in the principal amount of $600,000.00.

     1.28 "Monthly Steam Charge" means the amount that Buyer shall pay for steam purchased from Seller under this Agreement as determined in accordance with Article 3 of this Agreement and including, for this purpose, Exhibit 2 to this Agreement.

     1.29 "Monthly Electricity Charge" means the amount that Buyer shall pay for electricity purchased from Seller under this Agreement as determined in accordance with Section 4.2 of this Agreement.

     1.30 "Bayonne Industries, Inc." means a New Jersey corporation having its principal place of business at the Foot of East 22nd Street, Bayonne, New Jersey 07002.

                                   ARTICLE 2

On page 4, line 6, insert the following after "Seller":

          , and concurred with by Buyer in writing

                                   ARTICLE 3

     On page 4, line 11, Section 3.1, paragraph A, substitute "Date of Initial Commercial Operation" in lieu of "Initial Delivery Date".

     On page 4, delete lines 22 through 26, and substitute the following in lieu thereof:

            Should the steam requirements at Buyer's Plant exceed, for any reason, the Maximum Steam Production to be sold to Buyer pursuant to
        Section 3.1.A, Buyer shall acquire its Excess Steam Requirements exclusively from Seller and Seller shall use best efforts to supply steam to Buyer to meet Buyer's Excess Steam Requirements up to a maximum amount of 170,000 lbs. of steam per hour, subject to the following conditions:

                  (1) Buyer recognizes that Seller has contracted with Jersey Central Power & Light Company and that Seller may first satisfy its obligations and exercise its rights under the agreement between the Seller and Jersey Central Power & Light Company as determined by Seller, prior to satisfying Buyer's Excess Steam Requirements;

                  (2) Buyer recognizes that Seller contemplates entering into an agreement with Exxon Company, U.S.A. (Exxon) and that Seller may first satisfy its obligations to Exxon under any agreement with it for the supply of steam, as determined by Seller, prior to satisfying Buyer's Excess Steam Requirements; and

                  (3) Seller's requirement to use its best efforts to meet Buyer's Excess Steam Requirements shall be limited to the extent that Seller is capable of doing so from its Cogeneration Facility, from the Steam Producing Facilities, or from any other party with which Seller has a then existing contractual relationship who is willing under that relationship to sell steam to Seller.

   On page 5, delete lines 2 through 4, and substitute the following in lieu thereof:

            For all steam delivered to Buyer pursuant to Section 3.1, Buyer shall pay Seller a Monthly Steam Charge as determined by Exhibit 2 to this Agreement, except that to the extent any Excess Steam Requirements are provided to Buyer by Seller through the purchase of steam by Seller from any other party, the Monthly Steam Charge with regard to those amounts of steam shall be equal to the costs or expenses incurred by Seller in purchasing and delivering such steam to Buyer.

   On page 5, line 15, Section 3.5, delete "Buyer's" immediately preceeding "Steam Producing Facilities."

   On page 5, lines 16 through 25, and on page 6, lines 1 through 12, delete paragraphs A, B, and C of Section 3.5 and substitute the following in lieu thereof:

            A. Buyer shall be entitled to a credit against the Monthly Steam Charge, which credit shall be determined in accordance with Section 3.2 and Exhibit 2, Addendum 4 during any period in which Buyer is the Obligated Party, as that term is defined in the SPF Lease, which period occurs after the Date of Initial Commercial Operation.

            B. If at any time, by reason of Seller's failure to furnish steam in accordance with this Agreement, Buyer is required to produce steam by utilization of the Steam Producing Facilities, then Buyer shall be entitled to a credit against the Monthly Steam Charge up to 90,000 lbs. per hour of steam produced at the Steam Producing Facilities, which credit shall apply to no more than 450,000 K lbs. per Annual Period, and shall be determined in accordance with Exhibit 2, Addendum 5.

     On page 6, line 17, Section 3.6, substitute "regulatory commission" in lieu of "Regulatory Commission".

                                   ARTICLE 4
                                   ---------

     On page 6, line 22, Section 4.1, paragraph A, substitute "Date of Initial Commercial Operation" in lieu of "Initial Delivery Date".

     On page 6, lines 24 and 25, substitute "offer to Buyer the opportunity to purchase from Seller all of the electricity requirements at Buyer's Plant" in lieu of "require Buyer to purchase from Seller electricity, produced by the Cogeneration Facility, for use at Buyer's Plant".

     On page 7, line 1, delete "and amounts of such purchases of" and delete lines 2 through 6 in their entirety, and substitute "of such offers of electricity to Buyer" in lieu thereof.

     On page 7, lines 7 and 8, substitute "Buyer has accepted any offer" in lieu of "Seller elects to require Buyer".

     On page 7, lines 21 and 22, substitute "is providing electricity to Buyer" in lieu of "elects to require Buyer to purchase electricity from Seller pursuant to Section 4.1.A".

     On page 8, line 1, insert the following immediately preceding "Seller":

         If, at any time, Seller makes an offer to sell electricity to Buyer and Buyer accepts such offer,

    On page 8, line 1, delete "at all times".

    On page 8, delete Section 4.2 (Notice) in its entirety and redesignate Section "4.3" as "4.2".

    On page 9, line 12, redesignate Section "4.4" as "4.3".

    On page 9, 1ine 17, substitute "Alternate Power Source" in lieu of
"source".

    On page 9, line 18, redesignate Section "4.5" as "4.4".

    On page 9, line 22, substitute "regulatory commission" in lieu of "Regulatory Commission".

                                   ARTICLE 5
                                   ---------

    On page 10, line 4, Section 5.1, paragraph A, insert "subject to Section 3.1.C," after "(1)" and immediately preceding "in".

    On page 10, line 5, insert ", in each case" after "Buyer" and immediately preceding "to".

    On page 10, lines 8 and 9, delete "Buyer's steam purchases pursuant to
Section 3.1.A or".

    On page 10, line 14, substitute "Subject to Buyer's compliance with Section
5.2 hereof, construct" in lieu of "Construct".

    On page 11, line 6, substitute "Subject to Buyer's compliance with Section
5.2 hereof, construct" in lieu of "Construct".

    On page 11, line 15, substitute "Subject to Buyer's compliance with Section
5.2 hereof, construct" in lieu of "Construct".

    On page 11, line 26, delete "and".

    On page 12, line 6, delete "Facility." and substitute the following in lieu thereof:

        Facility; and

             H.  Comply with the provisions of
        Article 6.3 of the Ground Lease, subject to the provisions of Article 17 thereof, each of which is incorporated by reference and made a part hereof and shall be deemed a part of this Agreement notwithstanding any termination of the Ground Lease which may occur prior to the termination of this Agreement.

    On page 12, line 16, delete "and".

    On page 12, line 20, delete "permits." and insert the following in lieu thereof:

        permits; and

             E. Comply with the provisions of Article 6.3 of the Ground Lease, subject to the provisions of Article 17 thereof, each of which is incorporated by reference and made a part hereof and shall be deemed a part of this Agreement notwithstanding any termination of the Ground Lease which may occur prior to the termination of this Agreement.

                                   ARTICLE 6
                                   ---------

    On page 13, line 1, substitute "Parties" in lieu of "parties".

                                   ARTICLE 7
                                   ---------

    On page 14, delete lines 6 through 13 in their entirety.

    On page 14, line 14, redesignate paragraph "E" as "D".

                                  ARTICLE 10
                                  ----------

    On page 16, substitute the following in lieu of lines 7 through 9:

          This Agreement shall be effective upon the date of execution and shall continue in effect for a Base Term of ten (10) Annual Periods.

          10.2 Termination of Agreement. Notwithstanding the preceding paragraph, if the Date of Initial Commercial Operation of the Cogeneration Facility has not occurred prior to January 31, 1988, Buyer may thereafter terminate this Agreement by providing Seller and each Financier thirty (30) days written notice, unless prior to the expiration of such thirty-day period, Seller has commenced a program of continuous construction of the Cogeneration Facility and does not, of its own volition, subsequently discontinue such construction program.

    On page 16, line 10, redesignate Section "10.2." as "10.3."

    On page 16, line 13, Section 10.3, insert "or Renewal Term" immediately following "Base Term".

                                  ARTICLE 11
                                  ----------

    On page 17, line 1, insert ", including any Financier," immediately following "other".

    On page 17, lines 2 and 3, delete the words *within three (3) years after the date official notice of such intended taking or condemnation is provided to the Parties or".

    On page 17, line 4, delete ", whichever date is earlier".

    On page 17, line 6, delete "performance by either Party under this" and delete lines 7 and 8 in their entirety, and substitute "such notice is given." in lieu thereof.

                                  ARTICLE 12
                                  ----------

    On page 17, line 24, Section 12.1, insert the following immediately after "forseeable":

         and, in the case of Seller, shall also
         include the failure of Buyer or Bayonne
         Industries, Inc. to comply with the
         provisions of Article 2.4 of the Purchase and Sale Agreement or Article 5.1 of the SPF Lease, which failure renders Seller unable to Operate the Steam Producing
         Facilities or any part thereof.

                          ARTICLE 13
                          ----------

    On page 19, line 2, Section 13.1A.(2), insert ", other than by an event of Force Majeure" immediately following "caused".

    On page 19, line 4, Section 13.1A.(2), delete "Buyer's" immediately preceding "Steam Producing Facilities".

    On page 19, line 21, Section 13.1B., insert ", other than by an event of Force Majeure" immediately following "caused".

    On page 20, delete lines 15 through 21 in their entirety.

    On page 20, line 22, redesignate paragraph "C" as "B".

                                  ARTICLE 14
                                  ----------

    On page 21, delete Section 14.1 and substitute the following in lieu thereof:

               14.1 Responsibility of Parties. Each Party shall provide and maintain, for the joint benefit of the Parties (and mortgagees, if any) during the entire term of this Agreement, public liability insurance against claims for bodily injury, death, or property damage occurring on or about the Cogeneration Facility and such portions of Buyer's Plant where Seller carries on any activities under this Agreement, regardless of the jurisdiction. The Parties shall also provide and maintain Worker's Compensation Insurance in statutory limits. Either Party shall have the right, from time to time, to make such reasonable requirements with reference to insurance that will reasonably cover liabilities to which the Parties may be exposed by virtue of this Agreement, but in no event will the Buyer require that the Seller carry limits in excess of those carried by the Buyer.

    On page 21, delete Section 14.2 (Changes in Insurance Requirements) in its entirety.

    On page 21, line 25, redesignate Section "14.3" as "14.2".

    On page 22, line 4, delete "All" and substitute "To the extent permitted by law and commercially available, all" in lieu thereof.

    On page 22, line 5, insert "," after "mortgagees" and before "if".

    On page 22, line 7, substitute "thirty (30)" in lieu of "sixty (60)".

    On page 22, line 15, insert the following immediately after the word "therefor":

        ; provided, however, that if either Party cannot deliver a renewal or replacement policy and proof of payment therefor within the period provided, such Party shall deliver to the other Party a binder or certificate of insurance and proof of payment as soon as possible

                                  ARTICLE 15
                                  ----------

    On page 23, line 5, insert the following immediately after "non-performance":

        ; provided, however, that this Agreement shall not terminate if such Party shall diligently commence to cure such default within such thirty
        (30) day period and for so long as such Party diligently continues such efforts.

    On page 24, lines 15 and 16, delete "pursuant to Article 16" and substitute the following in lieu thereof:

        and shall be excused and relieved of all obligations under this Agreement and shall be entitled to pursue all available legal and equitable remedies for breach of this Agreement.

    On page 24, line 21, Section 15.3, insert the following immediately following "refuse":

        "to take delivery of steam or refuse"

    On page 25, immediately after line 7, insert a new Section 15.5 as follows:

        15.5 Notice to Financiers and Opportunity to Cure.

            A. Buyer shall look only to Seller or to any successor of Seller under Section 19.3 to satisfy all obligations hereunder. No Financier shall have any obligation to satisfy any obligation or indebtedness of Seller to Buyer, except the obligations and indebtedness to Buyer required under the terms of this Agreement.

            B. Notwithstanding the provisions of Section 15.5A, a Financier shall be liable to the Buyer for uninsured liabilities only to the extent such liabilities represent defaults or breaches hereunder caused by Financier's actions. Financier's liability to Lessor for uninsured liabilities which have not been caused by Financier's actions shall be limited to the extent of such Financier's interest in the Cogeneration Facility.

             C. Seller shall promptly notify the Buyer of the names and addresses of all Financiers. Notwithstanding Sections 10.2 and 15.1, Buyer shall not terminate this Agreement until it has given thirty (30) days' written notice of any breach thereof to each of such Financiers, and Buyer hereby agrees to promptly notify all such Financiers of any breach. If Buyer fails to give such notice, Buyer shall not be liable for damages to any Financier as a result of such failure, but any termination of this Agreement shall be of no force and effect. Thereafter, Buyer shall not terminate this Agreement as a result of any such breach if within such thirty (30) day period any Financier has either:

        (i)  cured the breach if it can be cured by payment of money; or,

        (ii) if the breach cannot be so cured, caused the initiation of and is diligently pursuing proceedings to give the Financier possession of the Cogeneration Facility, or has diligently commenced to cure the breach, and for so long as the Financier diligently continues such efforts.

            D. If a Financier is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction over any bankruptcy or insolvency proceeding involving the Seller or by an automatic stay thereunder from curing such breach (other than a breach that may be cured by the payment of money), the time specified above in Section 15.5C shall be extended for the period of such prohibition.

            E. Nothing in this Agreement shall require a Financier to cure any default hereunder in advance of entering the Cogeneration Facility with the purpose of continuing to operate the Cogeneration Facility. Actions by a Financier against the Cogeneration Facility under a mortgage or other security right or encumbrance shall not in themselves be deemed an election by Financier to assume Seller's obligations hereunder.

                                  ARTICLE 16
                                  ----------

    Article 16 (Termination for Breach) is deleted in its entirety and the Table of Contents is amended by adding "[deleted]* after "Termination for Breach".

                                   ARTICLE 19
                                   ----------

    On page 27, substitute the following in lieu of lines 23 through 27:

          19.1 This Agreement shall be binding upon and inure to the benefit of the Parties and any permitted assignees as provided herein.

          19.2 Except as is expressly set forth in this Agreement, neither the rights nor the obligations under this Agreement may be assigned, pledged, hypothecated or otherwise transferred.

          19.3 Seller is expressly permitted to assign this Agreement as provided in this Section 19.3. Seller may assign this Agreement to Cogen Technologies NJ Venture, provided that such assignment shall be of no force and effect unless and until Cogen Technologies NJ Venture shall have assumed in writing all of Seller's obligations under the following instruments and notes, and shall have agreed in writing to cure any existing defaults and breaches hereunder and thereunder:

               (1) The Ground Lease
               (2) The Purchase and Sale Agreement
               (3) The Option Agreement
               (4) The SPF Lease
               (5) The Note
               (6) The Security Agreement
               (7) The Rent Note

        Seller may assign this Agreement to any Financier which shall be obligated hereunder only as provided in Articles 21.6 and 21.7 of the Ground Lease.

          19.4 Buyer is expressly permitted to assign this Agreement to any person or entity, provided that such assignment shall be of no force and effect unless and until such person or entity shall have assumed in writing all of Buyer's obligations under this Agreement and under the agreements referred to in Section 19.3, with the exception of the Note and the Rent Note, and shall have agreed in writing to cure any defaults and breaches hereunder and thereunder. In the event that the Bayonne Facility is assigned, sold, transferred, leased or subleased to any other party, which action would affect Buyer's or Bayonne Industries, Inc.'s ability to fulfill their respective obligations under this Agreement, the Purchase and Sale Agreement, the Easement or the SPF Lease, Buyer may not do so unless the assignee, buyer, transferee, lessee or sublessee assumes Buyer's and Bayonne Industries, Inc.'s obligations under the foregoing agreements.

          19.5 Notwithstanding any such assignment by Seller or Buyer, the assignor shall remain fully liable for its obligations hereunder.

                                  ARTICLE 22
                                  ----------

    On page 29, line 1, delete "together with the Lease Agreement this Agreement".

                                   EXHIBIT 2
                                   ---------

    On page 3, Addendum 4, substitute "Section 3.5.A" in lieu of "Section 3.5.B" whenever it appears.

    On page 3, delete lines 30 through 36, and substitute the following in lieu thereof:

        ADDENDUM 5: Credit to Buyer for Production of Steam from Buyer's Steam Producing Facilities and Price for Steam in Excess of 450,000 K lbs./Year

        This Addendum applies to the following circumstances:

        1.  When Section 3.5.8 is invoked, Buyer
        is entitled to deduct a credit allowing
        recovery for the costs described below.

        2.   When the Seller has delivered 450,000
        K lbs. of steam in any Annual Period, the Monthly Steam Charge for any steam delivered to the Buyer for the remainder of that Annual Period shall allow for the recovery by Seller of the costs described below.

        This addendum provides for the recovery of the costs of maintenance and of staffing by two men for standby operations and an additional staffing of four men for firing and steam production, and the costs of utilities and fuel during steam production, as follows:

    On page 4, Addendum 5, the definition of "d\C\" is amended to read as follows:

        "d\c\" = the number of days in which this Addendum 5 is operative

    On page 4, Addendum 5, in the definition of "M", delete "when Section 3.5C of the Agreement is involved" and insert in lieu thereof "in which this Addendum 5 is operative".

    Except as hereinabove amended, the Agreement shall remain in full force and effect without any further amendment, modification, or alteration.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Agreement duly executed in quadruplicate original by their respective officers thereunto duly authorized as of the day and year first set forth above.


(SEAL) ATTEST:                          COGEN TECHNOLOGIES NJ, INC.

/s/ JOHN B. WING                        BY: /s/ ROBERT C. MCNAIR
--------------------------------            -------------------------------
John B. Wing                                Robert C. McNair
Assistant Secretary                         President


WITNESS:                                IMTT-BAYONNE


/s/ BERTRAND F. ARTIGUES                BY: /s/ RICHARD B. JURISICH
--------------------------------            -------------------------------
Bertrand F. Artigues                        Richard B. Jurisich
                                            Secretary

Agreements:  IMTT Steam Sale Agreement
             and Amendment thereto, both
             dated June 13, 1985

             Steam Producing Facilities
             Lease Agreement dated
             May 22, 1986

                             CONSENT TO ASSIGNMENT
                             ---------------------

          WHEREAS, Cogen Technologies NJ Venture, a general partnership organized under the laws of the State of New Jersey (the "Borrower"), has entered into a Security Agreement and Assignment dated as of December 15, 1988 (the "Security Agreement") with The Prudential Insurance Company of America
(the "Lender"), pursuant to which the Borrower has assigned all its rights, title and interests in and to certain Assigned Agreements (all capitalized terms used herein and defined in the Security Agreement shall have the same meaning when used herein unless otherwise defined herein); and

          WHEREAS, the Borrower and the undersigned are parties to an Agreement for the Sale of Steam and Electricity from a Cogeneration Plant as amended to date, dated June 13, 1985 (the "Steam Sale Agreement"), by and between Cogen Technologies NJ, Inc. and IMTT-Bayonne and a Steam Producing Facilities Lease Agreement, dated May 22, 1986 (the "SPF Lease"), between Cogen Technologies NJ, Inc. and IMTT-Bayonne (both as assigned to Cogen Technologies NJ Venture pursuant to the Amended and Restated Joint Venture Agreement dated as of August 28, 1986) (the Steam Sale Agreement and the SPF Lease are sometimes hereinafter collectively called the "Agreements") relating to the Cogeneration Facility (as defined in the Steam Sale Agreement) which Agreements are included within the Assigned Agreements; and

          WHEREAS, the undersigned is agreeable to consenting to the assignment by the Borrower to the Lender of the Agreements as provided in the Security Agreement;

          NOW, THEREFORE, in order to satisfy its obligation to permit the Borrower to assign the Agreements to a "Financier" as defined in and pursuant to the provisions relating to assignment as set forth in the Agreements, the undersigned hereby:

     1. Agrees that:

     (a) To the best of its knowledge the execution and delivery of the Agreements and this Consent to Assignment, and the performance by it of its obligations thereunder and hereunder, are within its powers, have been duly authorized, have received all necessary governmental approvals (if any shall BE REQUIRED) AND DO NOT AND WILL NOT CONTRAVENE OR CONFLICT WITH ANY PROVISION of law or of any agreement binding upon it or of its Articles of Incorporation or By-laws.

     (b) The Agreements and this Consent to Assignment are its legal, valid and binding obligations and are enforceable against it in accordance with their terms.

     (c) The Agreements are in full force and effect and no default on its part or, to the best of its knowledge, on the part of the Borrower exists thereunder.

     2. Agrees with the Lender that until it receives notice from the Lender that the Security Agreement has been terminated (i) it will not agree to any modification, amendment or supplement of the Agreements without the prior written consent of the Lender, (ii) it will not terminate either Agreement by reason of any default thereunder by the Borrower without giving the Lender notice of such default and the same opportunity to cure such defaults as is set forth in the Agreements for a "Financier", (iii) it will deliver to the Lender a copy of each demand, notice or other communication given by it to the Borrower pursuant to the Agreements, (iv) it will not, without the prior written consent of the Lender, acknowledge or consent to any sale or pledge of, or any other assignment or part of a security interest by the Borrower of, any of the right, title or interest of the Borrower in either Agreement, (v) upon execution and delivery of this Agreement, it will pay all amounts payable by it to the Borrower under the Agreements directly to the institution and account set forth on Exhibit A hereto, unless notified otherwise by the Lender, and (vi) in the event that the Lender succeeds to the interest of Borrower under the Agreements by reason of the exercise of its rights under the Security Agreement the undersigned will accept performance by the Lender or its successors or assigns under such Agreements notwithstanding any restriction set forth in such Agreements on the assignability of the Borrower's rights, but subject to paragraph 6 hereof.

          3. Reconfirms our consent to the assignment of the Agreements to the Borrower by Cogen Technologies NJ, Inc.

          4. This Consent to Assignment shall be governed by and in accordance with the laws of the State of New York and shall be binding on, and inure to the benefit of, the undersigned and the Lender and their successors and assigns.

          5. Agrees with the Lender and the Borrower that all references to the "Ground Lease" contained in the SPF Lease and the Steam Sale Agreement shall refer to the Site Lease dated October 18, 1986, by and between Bayonne Industries, Inc. and IMTT-Bayonne and Cogen Technologies NJ Venture and that the SPF Lease and the Steam Sale Agreement are hereby amended to the extent necessary to incorporate such a reference.

          6. Notwithstanding anything to the contrary contained herein, the consent granted by the undersigned and evidenced hereby and the rights of Lender hereunder are and shall be expressly limited to those rights conferred upon a Financier (as defined in the Agreements) set forth in Sections 15.5 and 19.3 of the Steam Sale Agreement and Section 14.3 of the SPF Lease; provided, however, that the provisions of Section 14.3 of the SPF Lease and Section 19.3 of the Steam Sale Agreement referencing and incorporating Sections 21.6 and 21.7 of the "Ground Lease," shall be interpreted as indicated in the Consent to Assignment of the Site Lease and the Purchase and Sale Agreement, by Bayonne Industries, Inc. and IMTT-Bayonne dated as of even date herewith.

          IN WITNESS WHEREOF, the undersigned has executed this Consent to Assignment as of December 15, 1988.

                                        IMTT-BAYONNE

                                        By  [signature appears here]


The undersigned hereby acknowledges
and agrees to the provisions set forth in paragraph 5 above.

COGEN TECHNOLOGIES NJ VENTURE
by:  Cogen Technologies NJ, Inc.
     Managing Venturer

By  [signature appears here]

STATE OF LOUISIANA )
                   )        ss.:
PARISH OF ORLEANS  )


          On this 27th day of December, 1988 before me personally came Richard
B. Jurisich, Sr., to me known, who, being by me duly sworn, did depose and say that he resides at New Orleans, Louisiana, that he is the Chief Operating Officer of IMTT-Bayonne, the partnership described in and which executed the above instrument; and that he signed his name thereto by order of the Partnership Committee of said partnership as the free act and deed of IMTT-Bayonne and his free act and deed in his said capacity.



                                               /s/ Bertrand F. Artigues
                                             ----------------------------
                                                     Notary Public
                                                  Bertrand F. Artigues

                                                                       EXHIBIT A


Midlantic National Bank
499 Thornall Street
Edison, New Jersey 08818
ABA No: 021200012
Attention: Michael Davoron
Account No: 10107290

          Wire transfers only required with respect to payments made under the IMTT Steam Sale Agreement and Amendment thereto, both dated June 13, 1985.